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FREESHOP.COM SIGNS EXCLUSIVE AGREEMENT WITH
ENEWS.COM VALUED AT OVER $10 MILLION

 Results-Based, Three-Year Alliance Expected to Generate Hundreds of Thousands
                         Of New Customers for Enews.com

     SEATTLE, Dec. 21/PRNewswire/ -- FreeShop.com, Inc. (Nasdaq: FSHP) today announced an exclusive, three-year marketing agreement with Enews.com. Beginning in the first quarter of 2000, FreeShop will offer Enews.com's full selection of nearly 1,000 titles on its site at http://www.freeshop.com. FreeShop also will market Enews.com subscriptions extensively through email distribution and other marketing channels. Fees to FreeShop.com for this agreement are expected to exceed $10 million based on anticipated results.

     "FreeShop has established itself as a leader in customer acquisition online, exceeding one million orders in November 1999. This agreement reflects the power of the FreeShop audience and model, and is representative of the types of larger-scale partnerships we will now be able to strike," said Tim Choate, FreeShop president and CEO. "With FreeShop's position as the e-tailer with the third-highest monthly order volume behind eBay and Amazon(1), we expect to be able to develop more high-value relationships like this one over the next year. We're thrilled about working with Enews.com, the leader in online magazine subscriptions, and delivering them a large volume of new customers."

     "We are extremely excited to bring our magazine subscription offers to such a tremendous audience," said Brian Hecht, President and CEO of Enews.com. "FreeShop customers are looking for a broad selection of great magazines at terrific prices, and Enews.com has them. We feel that FreeShop will be one of our most important partners for customer acquisition, and that this partnership will aid us significantly in our continued outstanding growth."

     FreeShop.com offers one of the widest audiences of online shoppers available today, including an established base of more than two million members of its Club FreeShop opt-in, e-mail newsletter program, and its millions of monthly visitors. FreeShop currently serves more than 350 clients seeking to acquire new customers, including leading companies as eBay, DrugEmporium.com, PETsMART, Swiss Colony, and BMG.

     About FreeShop.com, Inc.

     FreeShop.com is a leading online direct marketing network that connects marketers and consumers in a fun, interactive environment. Consumers seeking to explore, learn about or try new products can choose from a variety of free, trial and promotional offers from hundreds of well-known companies. The FreeShop Network includes FreeShop.com (http://www.freeshop.com), featuring free and trial offers; CatalogSite (http://www.catalogsite.com), offering hundreds of free catalogs; and Worldwide Brochures (http://www.wwb.com), offering more than 15,000 free travel brochures. FreeShop.com is headquartered in Seattle, Washington, and publicly traded on Nasdaq: FSHP. For more information, please visit http://www.freeshop.com.

     About Enews.com

     Enews.com is the leading magazine retailer on the Internet, offering subscriptions to nearly 1,000 magazines from more than 650 publishers. In recent months, Enews.com has been cited as the eighth largest eCommerce site on the Web, a "Top 100 Web Site," by PC Data, and the ninth most visible advertiser on the Web. Enews.com is the exclusive or premier magazine seller on Yahoo!, Lycos, Tripod, and Webcrawler, as well as on barnesandnoble.com. The company also boasts an extensive affiliate program, The Newsstand Network, which includes more than 35,000 Web sites selling Enews.com magazines to niche audiences. The company was founded in 1993 and is based in Washington, D.C.

     This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include expectations regarding projected fees under the Enews.com agreement, development of future high-value relationships, and the ability of the company to deliver customers to Enews.com. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include fluctuation of the Company's operating results, the ability to compete successfully and the ability to integrate acquired companies. The Company undertakes no obligation to update or revise forward-looking statements to reflect exchanged assumptions, the occurrence of unanticipated events or changes to future operating results.

     NOTE: (1) Deutsche Banc Alex. Brown report, Dec. 3, 1999.

     CONTACT: Stacy Benedec Director of Investor Relations, 206-441-9100, ext. 158, or stacy.benedec@freeshop.com, or Heidi Hutchinson, Public Relations, 206-441,9100, ext. 211, or heidih@freeshop.com, both of FreeShop.com, Inc.; or Joanne Chaseman, Corporate Communications of Enews.com, 202-466-8688, or joanne.chaseman@news.com.

SOURCE FreeShop.com, Inc.

Web site: http://www.freeshop.com